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                                                                   EXHIBIT 10.11

                                TURNKEY AGREEMENT


         This agreement is made between MAT Technologies Ltd. No. 101, Estate Centre Bldg., 19 Dai Cheong Street, Tai Po Industrial Estate, N.T., Hong Kong and The Customer, whose name and address is set forth below:

                                AccelGraphics, Inc.
                                1942 Zanker Road
                                San Jose, CA 95112
                                U.S.A.

WHEREAS:

         The Customer agrees to purchase from MAT and MAT hereby agrees to sell and deliver to The Customer, various assemblies and subassemblies, that are to be released and acknowledged respectively by purchase order, in accordance with the terms and conditions set forth below.

         1.0      Term

                  The term of this Agreement shall continue in full force and effect for a period of twelve (12) months following the close-out of the last outstanding Customer Purchase Order.

         2.0      Order Requirements

                  The Customer will individually release the procurement, fabrication, and test of each assembly/subassembly by purchase order which will embody specifies as to configuration and acceptance criteria along with special test equipment and tooling.

                  2.1 Order Quantities, Pricing, and Schedules (as list in Exhibit A)

                           The pricing of each assembly/subassembly shall be calculated on the total quantity to be procured over a [* * * *] period in accordance with a negotiated and mutually acceptable quantity/price schedule. Purchase orders must reflect full contract volume of [* * * *] units in first year.

                  2.2      Order Forecast Variations

                           Orders released by The Customer will each contain quantities for the next [* * * *] period with a firm delivery schedule for [* * * *] presented in the form of a rolling [* * * *] forecast (The "Forecast"). The Forecast will be updated by change order notice prior to the fifteenth (15th) of each month to permit the extension of The Forecast by [* * * *] and provide schedule variations to satisfy The Customer's requirement.


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                           Such variations may be in the nature of increases or
                           decreases commencing with the [* * * *].

                           Should a schedule increase be required in months [* *
                           * *] commencing from date of notice of change, such
                           schedule increase shall be limited as follows:

                           The increased amounts for month [* * * *] may be up to [* * * *] of the original scheduled amounts respectively.

                           Should a schedule reduction be required in months [*
                           * * *] commencing from date of notice of change, such schedule reduction shall be limited as Follow:

                           The total scheduled amounts for months [* * *
                           *] may be rescheduled for delivery during months [*
                           * * *]; and additional [* * * *] period. However, in no way may the number of units be less than [* * * *] of the amount previously scheduled to be delivered for that month.

         3.0      Terms and Conditions

                  3.1      Changes in Specifications

                           The Customer may, during the performance of this contract, request changes in the specifications of the Products. Such changes shall be implemented upon mutual agreement which shall be reduced to writing and signed by both parties. If any such change causes an increase or decrease in the price of, or the time required for, the performance of any part of the work under this contract, an equitable adjustment shall be made in the contract price or delivery schedule, or both, and shall be modified to reflect such equitable adjustment. MAT will not be obligated to proceed with the contract as changed until mutual agreement has been reached, reduced to writing and signed by both parties, but MAT will make its best efforts to comply with requested changes pending mutual agreement, in writing, to be signed by both parties. It is strongly recommended that the customer provide a [* * * *] supply of those components added to an assembly as part of an immediately effective ECO. In all cases, the customer is responsible for obsolescence costs related to an ECO; however, MAT will make every effort to minimize these costs.

                  3.2      Customer Supplied Components

                           Should The Customer elect to supply any components to MAT, and MAT agree to such action, such components including provision for failure parts, will be delivered to MAT not later than [* * * *] prior to each scheduled delivery date. Should The Customer be unable to meet such


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                           delivery requirements, MAT may at its option, ship
                           Products to The Customer absent the supplied pans on or after [* * * *] from the scheduled delivery date. Under these circumstances, MAT will give written notification to The Customer prior to actual shipment.

                  3.3      Acceptance Criteria

                           The basic acceptance criteria shall be conformance to drawings, specifications, and test criteria as specified by each Purchase Order, and will satisfy the intent and objectives of The Customer's workmanship and quality standards.

                           3.31     Alternate Sources

                                    MAT will, on a continuing basis, perform value analyses of material and labor content in the interest of improving quality and reducing cost to The Customer. Alternate material sources, and if any, off-load assembly recommendations, as determined feasible by MAT will require the written approval of The Customer prior to implementation.

                           3.32     Acceptance

                                    The Customer shall inspect all Products
                                    promptly upon receipt thereof at the
                                    receiving destination and may reject any goods which fail to meet the specifications as outlined in MAT's Quotation. Units not rejected by written notification to MAT within ten (10) days of receipt at The Customer facilities shall be deemed to have been accepted.

                           3.33     Rejection

                                    Rejection goods shall be returned to MAT, freight prepaid, within ten (10) days of receipt of a Return Materials Authorization
                                    (RMA) from MAT. MAT will issue an RMA within 5 working days of acknowledged rejects. No later than thirty (30) days after receipt by MAT of rejected goods, MAT shall, at its expense, either repair or replace said properly rejected goods. MAT will prepay transportation charges back to The Customer.

                  3.4      Shipment

                           Delivery will be FOB destination. All shipments hereunder will be made in MAT standard shipping packages to The Customer at The Customer's address set forth below:


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                               Accel Graphics, Inc.
                               1942 Zanker Road
                               San Jose, CA 95112
                               U.S.A.

                  3.5      Payment

                           Payment terms for products is [* * * *]. Payment terms for toolings are as follows :

                           -   [*   *   *   *] upon order confirmation.
                           -   [*   *   *   *] at completion of molds.
                           -   [*   *   *   *] after sample acceptance.

                  3.6      Taxes

                           The Customer shall bear all applicable U.S. federal, state, municipal, and other governmental taxes (such as sales, use, or similar charges) and all personal property taxes assessable on the Products. The Customer shall in no event be liable for any taxes levied on MAT based upon its income or any taxes or duties levied by a U.S. or non-U, S. governmental agency.

                  3.7      Warranty

                           MAT warrants that Products delivered by MAT to The Customer pursuant to this Agreement shall be free from defects in material and workmanship and shall successfully meet all specifications and test criteria as outlined in MAT Quotation. This warranty does not extend to The Customer supplied components. The warranty shall be effective for a period of [* *
                           * *] after acceptance. MAT's obligation under this warranty is limited to replacing or repairing, if can't be repaired or replaced then refund, any of the Products that are found to be defective during the warranty period for which The Customer will give MAT specific written notification of defect.

                           THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED.

                  3.8      Limitation of Liability

                           Any provision herein to the contrary not withstanding, in no event shall MAT be liable for indirect, incidental, or consequential damages, and in no event shall the liability of MAT arising in connection with any products sold hereunder, exceed the actual amount paid by The Customer to MAT for Products delivered.


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                  3.9      Assignment

                           The rights of The Customer or MAT under this Agreement may not be assigned in whole or in part by operation of law or otherwise, without the prior express written consent of the other, which consent shall not be unreasonably withheld. However, either party may assign this Agreement and its rights hereunder, without the consent of the other, to successors as a result of mergers and acquisitions. Any attempted assignment of any rights, duties, or obligations hereunder without such consent shall be voided.

                  3.10     Force Majeure

                           If the performance of this Agreement or of any obligation hereunder is prevented, restricted, or interfered with by reason of fire, flood, or other casualty or accident, labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency or intergovernmental body; or any other act or condition whatsoever beyond the reasonable control of the parties hereto, the party so affected shall be excused from such performance to the extent of such prevention, restriction, or interference.

         4.0      Confidential Information

                  It is agreed that all information supplied by The Customer shall be regarded as proprietary information owned by The Customer. MAT is granted No rights or licenses with respect to such customer proprietary information except provided herein. Both parties agree to receive and hold each other's proprietary information in confidence and to exert the same effort to prevent disclosure thereof as they would for their own proprietary information. The obligations of this paragraph shall, however, impose no obligation upon either party with respect to any portion of the received information (a) which was known to the receiving party prior to its first receipt from the other party; (b) which is now or shall hereafter, through no act or failure to act upon the part of the receiving party become generally known; (c) which is hereafter furnished by a third party and without restriction on disclosure; or (d) which is independently developed by either party, provided the person or persons developing same have not had access to the same information as received from the other party.

         5.0      Termination

                  5.1      Default

                           Failure on the part of either party to satisfy its duties or obligations in accordance with the terms of this Agreement, shall constitute a default if not cured within [* * * *] after written notice of such breach.


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                  5.2      Termination for Default

                           In the event of termination brought about by default on the part of The Customer, MAT will negotiate in good faith to agree on reasonable attempts to restock or utilize common material. Such material will be sent to The Customer and The Customer agrees to be billed at [* * * *], along with [* * * *], as determined by MAT purchase documentation, to The Customer as it is received by MAT and billed by MAT to The Customer [* * * *].

                  5.3      Termination for Insolvency

                           Either party may terminate this Agreement on [* * * *] written notice if the other party is insolvent or has made any assignment by operation of law or otherwise of this Agreement or any of its rights hereunder for the benefit of creditors. In the event of termination, all marks, design, any data, drawings, documents, copy rights, trademark, patterns or other intellectual property right relating to the products must be returned within 30 days to AccelGraphics Inc.

         6.0      Miscellaneous

                  6.1      Entire Agreement

                           This Agreement supersedes and cancels all prior agreements, if any, between the parties and shall not be amended, altered, or changed except by written agreement signed by both parties.

                  6.2      Titles and Subtitles

                           The titles and subtitles used in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

                  6.3      Notices

                           All notices and other communications hereunder shall be in writing, to the parties hereto at their respective addresses specified herein, subject to the right of either party to change its address by written notice.


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                           MAT address for notice is:

                           Managing Director
                           MAT Technologies Ltd.
                           No. 101, Estate Centre Bldg.
                           19 Dai Cheong Street
                           Tai Po Ind. Estate
                           N.T., Hong Kong.

                  6.4      Use of Standard Purchase Order

                           The Customer will use its standard purchase order form to release items, quantities, prices, schedules, change notices, specifications or other notice provided for hereunder, said Purchase Orders will be governed by the terms and conditions of this Agreement to the extent that such terms and conditions are inconsistent with those set forth in this Agreement.

                  6.5      Governing Law

                           This Agreement shall be governed in all respects by the laws of Hong Kong.

                  6.6      No Waiver

                           No waiver of any provision of this Agreement shall be effective except by written agreement signed by both parties. No waiver of any breach of any provision thereof shall constitute a waiver of any subsequent breach of the same or of any other provision thereof.

                  6.7      Express of Suite

                           If suit is commenced to enforce the performance of any part of this Agreement, including without limitation any order or release made hereunder, the prevailing party shall be paid by the other party reasonable attorneys' fees and expenses.

                  6.8      Counterparts

                           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, The parties have executed this Agreement as of the day and year first written below.


MAT Technologies Ltd.                                THE CUSTOMER



By:    /s/ MAT Technologies Ltd.             By:     /s/ Jeffrey W. Dunn
   ---------------------------------            -------------------------------
         (Authorized Signature)                     (Authorized Signature)

Date:      February 5, 1996                  Date:     February 5, 1996
     -------------------------------             ------------------------------

                                             Name:        AccelGraphics, Inc.


                                             Address:     1942 Zanker Road
                                                          San Jose, Calif. 95112


                                             Telephones:  [*   *   *   *]


                                             Facsimile:   [*   *   *   *]

                                    EXHIBIT A



         The cost breakdown of unit price of AccelGraphics Panther Card based on contract volume of [* * * *] units per year.


         Estimated Material Cost (exclude P/N555-0800-01)       [*   *   *   *]
         Scrap Allowance [*   *   *   *]                        [*   *   *   *]
         Material Overhead Cost [*   *   *   *]                 [*   *   *   *]
         Administration Cost [*   *   *   *]                    [*   *   *   *]
         Labor Cost for board assembly                          [*   *   *   *]
         ICT Testing                                            [*   *   *   *]
         Functional Testing                                     [*   *   *   *]
         Labor Cost for packaging                               [*   *   *   *]
         Total Cost                                             [*   *   *   *]
         Profit                                                 [*   *   *   *]
         Total Amount                                           [*   *   *   *]

Remarks :

1. Assume the total functional testing time is around 10 minutes and the testing yield is 99% or above, and the testing time for products is less than 1 minutes, and the testing yield is 97% above. All the functional testers will be provided by AccelGraphics.

2. Delivery assemblies will be manufactured to MAT workmanship standard (IPC-A-610 Class II) and In-circuit testing.

         a) The In-circuit test will be performed on a HP3065 In-circuit tester.

         b) In-circuit test program and fixture will be developed by us in our facility. AccelGraphics must approve test program results prior to production use.

3. As our general practice, AccelGraphics has to absorb all the [* * * *] buy from vendors.

4. This quote contains costing estimates of components below which can be extremely volatile in terms of price and delivery MAT reserves the fight to adjust price and lead times of the assemblies quotes herein should any component cost rise greater than [* * * *] or lead time lengthen more than [* * * *]. The overall material cost and the lead time will be reviewed by The Customer and MAT quarterly.

                                                                                No.
                                                         U/P (US$)           Per Unit      Supplier
                                                         ---------           --------      --------
         4.1      PCB (P/N 225-0105-01)                 [*   *   *]              1        [*   *   *]
         4.2      IC-VRAM 256K X 16                     [*   *   *]              4        [*   *   *]
         4.3      IC DRAM 1 MEG X 16                    [*   *   *]              1        [*   *   *]
         4.4      IC-VIP TVP3026                        [*   *   *]              1        [*   *   *]
         4.5      CABLE                                 [*   *   *]              1        [*   *   *]
         4.6      SHIPPING CONTAINER                    [*   *   *]              1        [*   *   *]
         4.7      CONN-15POS RT ANGLE                   [*   *   *]              1        [*   *   *]
                  (520-0270-01)
         4.8      CONN-RT ANGLE 15POS                   [*   *   *]              1        [*   *   *]
                  (520-0277-01)
         4.9      HEAT SINK-1.5X1.5XO.4 W/ADH           [*   *   *]              1        [*   *   *]
         4.10     IC-OCTAL BUS EXCHANGE SWITCHES        [*   *   *]              1        [*   *   *]
                  (555-0804-01)
         4.11     IC-REGULATOR-MIC29300                 [*   *   *]              1        [*   *   *]
         4.12     IC-REGULATOR-MIC29150                 [*   *   *]              1        [*   *   *]
         4.13     64K X 8 EPROMSOCKET                   [*   *   *]              1        [*   *   *]
         4.14     PALCE 16V8-7                          [*   *   *]              1        [*   *   *]

5. IC-3D Processor will be consigned by AccelGraphics, and this quote does not include the first five items which mentioned on your BOM (P/N 125-, 340-, 345-, 345- & 546-0244-02).